As filed with the Securities and Exchange Commission on
                          ______________, 1998.
                          Registration No. 33-
__________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                    __________________________

                               FORM S-3
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933
                       ______________________
                 STRUCTURAL DYNAMICS RESEARCH CORPORATION

         (Exact name of registrant as specified in its charter)

            Ohio                                       31-0733928

(State or other jurisdiction of 2000 Eastman Drive    (I.R.S.
incorporation or organization)  Milford, Ohio  45150   Employer
                                (513) 576-2400     Identification
                                                         No.)



(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                    ________________

                    John A. Mongelluzzo
                    Structural Dynamics Research Corporation
                    2000 Eastman Drive
                    Milford, Ohio 45150
                    (513) 576-2401
                    Fax:  (513) 576-2178

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
                    _________________

                    Copy to:
                    Charles F. Hertlein, Jr.
                    Dinsmore & Shohl LLP
                    1900 Chemed Center
                    255 East Fifth Street
                    Cincinnati, Ohio  45202
                    (513) 977-8315
                    Fax:  (513) 977-8141

Approximate date of commencement of proposed sale to the public;
As soon as practicable after this Registration Statement becomes effective.
                    _________________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                    CALCULATION OF REGISTRATION FEE

Title of Each Class of Amount to Proposed    Proposed   Amount of
 Securities to be         be      Maximum    Maximum  Registration
Registered            Registered  Offering   Aggregate     Fee
                                  Price Per   Offering
                                   Share       Price
Common Stock          1,500,000  $23.625(1) $35,437,500 $10,454.06

(1) Estimated solely for the purpose of calculating the amount of the registration fee.
                    _______________

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
__________________________________________________________________

PROSPECTUS
                        1,500,000 Shares

             STRUCTURAL DYNAMICS RESEARCH CORPORATION
                           Common Stock
                          _______________

     Certain selling shareholders (the "Selling Shareholders") are offering for sale pursuant to this Prospectus up to 1,500,000 shares (the "Shares") of the common stock without par value ("Common Stock") of Structural Dynamics Research Corporation (the "Company"). The Selling Shareholders originally acquired the Shares from the Company in December 1997 pursuant to the merger into the Company of Lookout Drafting, Inc. and of Computer-Aided Systems for Engineering, Inc. See "Selling Shareholders." The Company will not receive any proceeds from the sale of Shares hereunder.

     The Shares may be sold from time to time by the Selling Shareholders (or their pledges or donees) in one or more transactions (which may include block transactions in the Nasdaq National Market), in negotiated transactions or otherwise, at prices then prevailing or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Commissions or discounts which may be received by brokers or dealers are not expected to exceed those customary in the type of transactions involved. The Selling Shareholders and any persons who act as broker-dealers in connection with the sale of the Shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them, and any profit on the resale of the Shares as principal, may under certain circumstances be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses of registration of the Shares under the Securities Act and applicable state laws will be borne by the Company. Any commission expenses and brokerage fees, the fees of counsel to the Selling Shareholders and any applicable taxes are payable individually by the Selling Shareholders.

     The Common Stock is traded on the over-the-counter and quoted on the Nasdaq National Market under the symbol "SDRC". On January 30, 1998, the closing price of the Common Stock on the Nasdaq
National Market was $23 5/8 per share.
                    __________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
          The date of this Prospectus is February ___, 1998
                    AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, NW, Washington, D.C. and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Two World Trade Center, Suite 1300, New York, New York 10048. Copies of this material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet website at http://www.sec.gov from which copies of documents electronically filed with the Commission may also be obtained.

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the Shares offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits incorporated therein by reference or filed as a part thereof. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference: (1) Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997; (iii) Proxy Statement dated March 25, 1997; (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act effective September 29, 1987, including any amendment or reports filed for the purpose of updating such description; and
(v) Current Reports on Form 8-K filed on January 31, 1997 and
January 12, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a Prospectus is delivered upon written or oral request of such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for copies should be directed to John A. Mongelluzzo, Vice President, Secretary and General Counsel, Structural Dynamics Research Corporation, 2000 Eastman Drive, Milford, Ohio 45140, telephone (513) 576-2401.


                    TABLE OF CONTENTS

Available Information

Incorporation of Certain Documents by Reference

The Company

Selling Shareholders

Plan of Distribution

Legal Matters

Experts


     No person is authorized to give any information or make any representations other than those contained or incorporated by reference in this Prospectus, in connection with the offering referred to herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities registered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                    THE COMPANY

     Structural Dynamics Research Corporation is a leading supplier of mechanical design automation ("MDA") software, product data management ("PDM") software, and related services.

     The Company's MDA software product, I-DEAS Master SeriesTM, is a world-class, integrated CAD/CAM/CAE solution which allows manufacturers to optimize product performance and reduce cost while streamlining the product development process. The Company's Metaphase Enterprise suite of application software offers comprehensive solutions for PDM, electronic document management ("EDM"), configuration management ("CM") and process/work flow.

     The Company markets its products and services through a worldwide direct sales force, distributors, and value-added resellers. The Company employs more than 2,000 people in 64 offices in 16 countries.

     The Company was originally incorporated in 1967.  The
Company's principal executive offices are located at 2000 Eastman
Drive, Milford, Ohio 45140.  Its telephone number there is (513)
576-2400.

                    SELLING SHAREHOLDERS

     The Selling Shareholders acquired the Shares on December 31, 1997 as the result of the merger into a wholly owned subsidiary of the Company of Lookout Drafting, Inc. ("LDI") and Computer-Aided Systems for Engineering, Inc. ("CASE"). LDI and CASE jointly provided software development services to the Company for a number of years and licensed to the Company certain software modules included in the I-DEAS Master Series product. LDI was 100% owned by the Young Family Special 1996 Trust (Craig S. Young grantor; Robert W. Buechner trustee) which received 1,350,000 Shares as a result of LDI's acquisition by the Company. CASE was 100% owned by James D. Young who received 150,000 Shares as a result of CASE's acquisition by the Company. In the case of each merger, as a post-closing covenant, the Company was required to file a registration statement under the Securities Act to cover the resale of the Shares.

     The following table sets forth information as of January 30, 1998, with respect to beneficial ownership of Common Stock by the Selling Shareholders and has been provided to the Company by the Selling Shareholders:

                Prior to Offering                  After the
                                                  Offering (2)
Name of        Shares              Shares to   shares
Selling        Beneficially        be Sold in  Beneficially
Shareholder(1) Owned      Percent  Offering    Owned       Percent
-------------- -----      -------  --------    -----       -------

Young Family  1,350,000    ______%  1,350,000    --           --
Special 1996 Trust

James D. Young  150,000    ______%    150,000    --           --
_________________

     (1) Persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws, where applicable.
     (2) The information provided in this column assumes that the Selling Shareholders will offer for sale all Shares beneficially owned by them, although there can be no assurance that any of the Selling Shareholders will in fact sell all or any specific portion of such Shares.


                    PLAN OF DISTRIBUTION

General

     The Shares may be sold from time to time by the Selling Shareholders (or their transferees, assignees, pledgees or donees) in one or more transactions (which may include block transactions on the Nasdaq National Market) in negotiated transactions or otherwise, at prices then prevailing or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principal, or both. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Commissions or discounts which may be received by brokers or dealers are not expected to exceed those customary in the type of transactions involved. The Selling Shareholders and any persons who act as broker-dealers in connection with the sale of the Shares offered hereby might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them, and any profit on the resale of the Shares as principal, may, under certain circumstances, be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses of registration of the Shares with the Commission, estimated to be approximately $18,500, will be borne by the Company. Any commission expenses and brokerage fees, the fees of counsel to the Selling Shareholders, and any applicable taxes are payable individually by the Selling Shareholders.

     The Company will receive no proceeds from the sale of any Shares under this Prospectus.

Indemnification

     The Company's Code of Regulations provides that each person who is made a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that he/she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent or another entity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Ohio General Corporation Law (the "OGCL") against all expenses, liability and loss, including attorneys' fees. The OGCL permits indemnification in non-shareholder derivative actions for expenses, judgments, fines and settlement amounts, if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In a shareholder derivative action, the OGCL permits indemnification for expenses only if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, unless the director or officer has been adjudged to be liable for negligence or misconduct in the performance of his/her duties. The intent of the Company's Code of Regulations is to make indemnification for directors and officers mandatory rather than permissive. In addition, the Code of Regulations requires the Company to pay a director's or officer's expenses incurred in defending any such proceeding, in advance of the proceeding's final disposition, provided that the director or officer delivers to the Company an undertaking to repay all advanced amounts if it is ultimately determined that he/she is not entitled to be indemnified under Ohio law. To the extent that an officer or director is successful on the merits in any proceeding, Ohio law mandates indemnification for expenses, including attorneys' fees. The Code of Regulations also provides a procedure whereby a director or officer denied indemnification may bring an action against the Company to recover the amount of his/her indemnification claim, and the burden of proving that the director or officer did not meet the applicable standard of conduct described in the OGCL is placed on the Company. The Company's Code of Regulations also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the OGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                    LEGAL MATTERS

     The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Dinsmore & Shohl LLP, Cincinnati, Ohio. A director of the Company, John E. McDowell, is a partner of such firm.


                    EXPERTS

     The financial statements of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                    PART II

                    INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

     The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the issuance of the securities being registered hereunder. All such expenses will be borne by the Company.

          SEC registration fees       $10,454.06
          Legal fees and expenses      $3,500.00
          Accounting fees and expenses $2,500.00
          Miscellaneous                $2,045.94

                                Total $18,500.00


Item 15.     Indemnification of Directors and Officers

     The Company's Code of Regulations provides that each person who is made a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that he/she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent or another entity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Ohio General Corporation Law (the "OGCL") against all expenses, liability and loss, including attorneys' fees. The OGCL permits indemnification in non-shareholder derivative actions for expenses, judgments, fines and settlement amounts, if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In a shareholder derivative action, the OGCL permits indemnification for expenses only if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, unless the director or officer has been adjudged to be liable for negligence or misconduct in the performance of his/her duties. The intent of the Company's Code of Regulations is to make indemnification for directors and officers mandatory rather than permissive. In addition, the Code of Regulations requires the Company to pay a director's or officer's expenses incurred in defending any such proceeding, in advance of the proceeding's final disposition, provided that the director or officer delivers to the Company an undertaking to repay all advanced amounts if it is ultimately determined that he/she is not entitled to be indemnified under Ohio law. To the extent that an officer or director is successful on the merits in any proceeding, Ohio law mandates indemnification for expenses, including attorneys' fees. The Code of Regulations also provides a procedure whereby a director or officer denied indemnification may bring an action against the Company to recover the amount of his/her indemnification claim, and the burden of proving that the director or officer did not meet the applicable standard of conduct described in the OGCL is placed on the Company. The Company's Code of Regulations also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the OGCL.

Item 16.     Exhibits

     Each of the following exhibits is filed or incorporated by reference in this Registration Statement.


Exhibit
Number               Description of Exhibit

(5) and
(23.1) Opinion and consent of Dinsmore & Shohl LLP, counsel to the Registrant.

(23.2)     Consent of Price Waterhouse LLP

(24)       Powers of Attorney (a)

________

(a) A power of attorney whereby various individuals authorize the signing of their names to any and all amendments to this Registration Statement and other documents submitted in connection therewith is contained on the first page of the signature pages following Part II of this Registration Statement.

Item 17.     Undertakings

     (a) Rule 415 Offering. The undersigned small business issuer hereby undertakes that it will:

               (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

               (2)     For determining liability under the
Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (e) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) Reliance on Rule 430A. The undersigned small business issuer will:

               (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

               (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Ohio on the 30th day of January, 1998.

             STRUCTURAL DYNAMICS RESEARCH CORPORATION

                       By:     /s/ William J. Weyand

                              William J. Weyand, President and
Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John A. Mongelluzzo and Jeffrey J. Vorholt, and each of them, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                       Date

/S/ William J. Weyand     President and           February 3, 1998
William J. Weyand         Chief Executive
                          Officer; Director
                    (Principal Executive Officer)

/S/ Jeffrey J. Vorholt    Treasurer and Chief     February 3, 1998
Jeffrey J. Vorholt        Financial Officer
                         (Principal Financial and
                          Accounting Officer)

/S/ William P. Conlin     Director                February 3, 1998
William P. Conlin

/S/ Bannus B. Hudson      Director                February 3, 1998
Bannus B. Hudson

/S/ John E. McDowell      Director                February 3, 1998
John E. McDowell

/S/ James W. Nethercot    Director                February 3, 1998
James W. Nethercot

/S/ Arthur B. Sims        Director                February 3, 1998
Arthur B. Sims

/S/ Gilbert R.
  Whitaker, Jr.           Director                February 3, 1998
Gilbert R. Whitaker, Jr.
EXHIBIT 5 and 23.1





      Charles F. Hertlein, Jr.
           (513) 977-8315




Structural Dynamics Research Corporation
2000 Eastman Drive
Milford, Ohio  45150

Ladies and Gentlemen:

     This opinion is rendered for use in connection with the Registration Statement on Form S-3, prescribed pursuant to the Securities Act of 1933, to be filed by Structural Dynamics Research Corporation (the "Company") with the Securities and Exchange Commission on or about February 1, 1998, under which 1,500,000 shares of the Company's Common Stock without par value ("Common Stock") are to be registered.

     We hereby consent to the filing of this opinion as Exhibits 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement.

     As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Amended Certificate of Incorporation and Amended Bylaws and the record of proceedings of the stockholders and directors of the Company.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

     2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange
Commission, such 1,500,000 shares of Company Common Stock will be legally and validly issued and outstanding, fully-paid and nonassessable.

                    Very truly yours,

                    DINSMORE & SHOHL LLP


                    /s/ Charles F. Hertlein, Jr.

                    Charles F. Hertlein, Jr.

Encl.
EXHIBIT 23.3

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 24, 1997, which appears on Page 38 of the 1996 Annual Report to Shareholders of Structural Dynamics Research Corporation, which is incorporated by reference in Structural Dynamics Research Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.






Price Waterhouse LLP
Cincinnati, Ohio
February    , 1998